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                                                                     EXHIBIT 1


                            UNION PACIFIC CORPORATION

                                 Debt Securities


                             UNDERWRITING AGREEMENT


                  1. Introduction. Union Pacific Corporation, a Utah corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in
Section 2(a) ("Registered Securities"). The Registered Securities will be issued under an indenture (the "Indenture"), between the Company and Citibank, N.A., as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with the terms of offering determined at the time of sale.

                  The Registered Securities involved in any such offering are hereinafter referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(b) and 6 and the second sentence of Section 3), shall mean the Underwriters.

                  2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) A registration statement, including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") on December 20, 1996 and has become






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         effective. Such registration statement, as amended at the time of any
         Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement". Such Prospectus, as supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

                  (b) On the effective date of the Registration Statement relating to the Registered Securities and of each post-effective amendment thereto, such Registration Statement conformed in all material respects to the requirements of the Securities Act of 1933, as amended ("Act"), the Trust Indenture Act of 1939, as amended ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

                  3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement will generally be in the form attached hereto as Annex I and will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be

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purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts
(as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

                  If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex II attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securi-
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ties to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

                  4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to Cravath, Swaine & Moore, special counsel for the Underwriters (or any other counsel named as counsel for the Underwriters in any Terms Agreement), one signed copy of the Registration Statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

                  (a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment

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         which will effect such compliance.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

                  (e) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

                  (f) During the period of 5 years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended, or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

                  (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such
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         jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to Underwriters.

                  (h) For a period beginning at the time of execution of the Terms Agreement and ending 10 days after the Closing Date, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

                  5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                  (b) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Company's debt securities by Moody's Investors Service, Inc., or Standard & Poor's Corporation; (iii) any suspension or limitation of trading in securities generally on the
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         New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

                  (c) The Representatives shall have received an opinion, dated the Closing Date, of the Senior Vice President and General Counsel or Assistant General Counsel of the Company or other counsel satisfactory to the Representatives, to the effect that:

                      (i) the Company has been duly incorporated and is an
                   existing corporation in good standing under the laws of the State of Utah, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it is required to be so qualified, except where the failure to be so qualified would not involve a material risk to the business, operations, or financial condition or results of the Company, taken as a whole;

                      (ii) the Indenture has been duly authorized, executed and
                   delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the

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                   Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, to the description thereof contained in the Prospectus;

                      (iii) no consent, approval, authorization or order of, or
                   filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws in connection with the issuance or sale of the Securities by the Company;

                      (iv) the execution, delivery and performance of the
                   Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

                      (v) the Registration Statement has become

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                   effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                      (vi) based on the information gained in the course, in
                   such counsel's role as General Counsel or Assistant General Counsel, of such counsel's participation in certain meetings and making of certain inquiries and investigations in connection with the preparation of the Registration Statement and Prospectus, the Registration Statement relating to the Registered Securities and each post-effective amendment thereto, as of their respective effective dates, the Registration Statement and the Prospectus, as of the date the Prospectus was filed with the Commission and as of the Closing Date, and any amendment or supplement thereto, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; nothing has come to such counsel's attention in the course of performing such activities that caused such counsel to believe that the Registration Statement, as of its effective date, the Registration Statement or the Prospectus, as of the date the Prospectus was filed with the Commission and as of the Closing Date, or any such amendment or supplement, as of its date, contain or contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such counsel may state that in rendering the foregoing opinions in this clause (vi), such counsel does not assume responsibility for the accuracy or completeness of statements made in the Registration Statement and Prospectus; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents fairly present the information

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                   required to be shown; and such counsel does not know of
                   any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

                      (vii) the Terms Agreement (including the provisions of
                   this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

In rendering such opinion, such Senior Vice President and General Counsel, Assistant General Counsel or other counsel may rely as to the incorporation of the Company, the authorization, execution and delivery of the Terms Agreement and all other matters governed by Utah law upon the opinion of Steven A. Goodsell, Esq., or other Utah counsel satisfactory to the Representatives, a copy of which shall be delivered concurrently with the opinion of such General Counsel, Assistant General Counsel or other counsel.

                  (d) The Representatives shall have received from Cravath, Swaine & Moore, special counsel for the Underwriters (or any other counsel named as counsel for the Underwriters in any Terms Agreement), such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore (or such other counsel for the Underwriters named in any Terms Agreement) may rely as to the incorporation of the Company, the authorization, execution and delivery of the Terms Agreement and all other matters governed by

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         Utah law upon the opinion of Steven A. Goodsell, Esq., or such other counsel as referred to above.

                  (e) The Representatives shall have received a certificate, dated the Closing Date, of the Chairman, the President, any Senior Vice President, the Treasurer or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (f) The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP, or any successor firm, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, and stating in effect that:

                      (i) in their opinion, the financial statements and
                   schedules examined by them and included in the Prospectus contained in the Registration Statement relating to the Registered Securities, as amended to the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                      (ii) on the basis of a reading of the latest available
                   interim financial statements of the Company, inquiries of officials of the Company who


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                   have responsibility for financial and accounting matters
                   and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements, if
                           any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                                    (B) the unaudited capsule information, if
                           any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (D) for the period from the date of the
                           latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the

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                           previous year, in consolidated net sales, operating
                           income, income before extraordinary items or net income;

         except in all cases set forth in clauses (C) and (D) above for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                      (iii) they have compared specified dollar amounts (or
                   percentages derived from such dollar amounts) and other financial information included in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are contained in the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

                  6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are


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based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to

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notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or

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alleged omission to state a material fact relates to information supplied by the
Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the

Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to
Section 7 or if for any reason the purchase of the

Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in Section 5(b), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Eighth and Eaton Avenues, Bethlehem, Pennsylvania 18018, Attention: Treasurer.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                                         ANNEX I


                            UNION PACIFIC CORPORATION
                                   ("Company")


                                 Debt Securities

                                 TERMS AGREEMENT



                                                                    _____, 199_


Union Pacific Corporation
Eighth and Eaton Avenues
Bethlehem, Pennsylvania 18018

Attention:

Dear Sirs:

                  [On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we--We] offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333- ) (the "Underwriting Agreement"), the following securities (the "Securities") on the following terms:

                  TITLE:  [    ]% [Floating Rate]--Notes--Debentures--Bonds--
Due______________.

                  PRINCIPAL AMOUNT:  $

INTEREST: [ ]% per annum, from__________, 19__, payable semiannually on___________and commencing___________, 19__, to holders of record on the preceding or ___, as the case may be.

                  MATURITY:

                  OPTIONAL REDEMPTION:

                  SINKING FUND:

                  DELAYED DELIVERY CONTRACTS:  [None.]  [Delivery
Date[s] shall be __________, 19__. Underwriter['s][s'] fee is [ ]% of the principal amount of the Contract
Securities.]

                  PURCHASE PRICE:  [    ]% of principal amount plus
accrued interest[, if any,] from ___________, 19__.

                  EXPECTED REOFFERING PRICE:  [    ]% of principal
amount, subject to change by the undersigned.

                  CLOSING:_______a.m. on___________, 19__, at the
offices of [Cravath, Swaine & Moore, Worldwide Plaza,
825 Eighth Avenue, New York, NY 10019], in same day funds.

                  NAME[S] AND ADDRESS[ES] OF REPRESENTATIVE[S]:





                  The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                  [If appropriate, insert--It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.]

                  The provisions of the Underwriting Agreement are incorporated herein by reference. [If appropriate, insert-- , except that the obligations and agreements set forth in Section 7 ("Default of Underwriters") of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities] [If appropriate, insert--, except that the
provisions of Section    are amended as follows:     ].

                  The Securities will be made available for checking at the offices of [Cravath, Swaine & Moore] at least 24 hours prior to the Closing Date.

                  [Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us by mail or hand delivery.]

                  [Please signify your acceptance of the foregoing
by return wire not later than     P.M. today.]


                                       Very truly yours,

                                       [Insert name(s) of Representatives or
                                       Underwriters] [On behalf of--themselves-- itself--and as Representative[s] of the Several] [As] [Underwriter[s]]

                                       [By [lead manager]]

                                        By
                                          --------------------------------
                                                [Insert Title]

                  If the Securities are denominated in a currency other than United States dollars, make appropriate modifications to provisions of Terms Agreement (e.g., type of funds specified under "Closing") and consider including in the Terms Agreement such changes and additions to the Underwriting Agreement as may be appropriate in the circumstances, e.g., expanding Section 4(h) to cover debt securities denominated in the currency in which the Securities are denominated, expanding Section 5(c)(iv) to cover a banking moratorium declared by authorities in the country of such currency, expanding Section 5(c)(v) to cover a change or prospective change in, or governmental action affecting, exchange controls applicable to such currency, and modifying Section 5(d) to permit a statement to the effect that enforcement of the Indenture and the Securities is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars and appropriate exceptions as to any provisions requiring payment of additional amounts. Also consider requiring an opinion of counsel for the Company confirming information as to United States tax matters in the Prospectus and an opinion of foreign counsel for the Company regarding such matters as foreign consents, approvals, authorizations, licenses, waivers, withholding taxes, transfer or stamp taxes and any information as to foreign laws in the Prospectus.

                                   SCHEDULE A



Underwriter                                        Principal Amount
-----------                                        ----------------
                                                    $


                                                    ---------------
Total..........................................     $

To:      [Insert name(s) of Representatives or Underwriters]
           As [Representative[s] of the Several] Underwriter[s],
              [c/o [name and address of lead manager]


         We accept the offer contained in your [letter] [wire], dated,      19 ,
relating to $ million principal amount of our [insert title of Securities]. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 333- ) (the "Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                       Very truly yours,


                                       UNION PACIFIC CORPORATION

                                       by
                                         ---------------------------------
                                         Name:
                                         Title:

                                                                        ANNEX II



(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M., New York time, on___________________, 199__)(1)


                            DELAYED DELIVERY CONTRACT


                                                                          [date]

UNION PACIFIC CORPORATION
 c/o [name and address of
         lead manager]

Gentlemen:

                  The undersigned hereby agrees to purchase from Union Pacific
Corporation, a Utah corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert--as of the date hereof, for
delivery on       , 19 ("Delivery Date")]

                                            [$] ..............

principal amount of the Company's [Insert title of securities] ("Securities"),
offered by the Company's Prospectus dated      , 19 and a Prospectus Supplement
dated      , 19 relating thereto, receipt of copies of which is hereby acknowledged, at % of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

--------
(1) Insert date which is third full business day prior to Closing Date under the Terms Agreement.

                  [If two or more delayed closings, insert the following:

                  The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:


        Delivery Date                                   Principal Amount
        -------------                                   ----------------

    _______________________                               _____________

    _______________________                               _____________


Each of such delivery dates is hereinafter referred to as a Delivery Date.]

                  Payment for the Securities that the undersigned has agreed to purchase for delivery on--the--each--Delivery Date shall be made to the Company
or its order in same day funds at the office of          at
           .M. on--the--such--Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned--for delivery on such Delivery Date--in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to-- the--such--Delivery Date.

                  It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

                  Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

                  This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                  It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.


                                       Yours very truly,


                                       -------------------------------
                                             (Name of Purchaser)

                                       By
                                         -----------------------------


                                         -----------------------------
                                            (Title of Signatory)

                                         -----------------------------

                                         -----------------------------
                                             (Address of Purchaser)

Accepted, as of the above date.

UNION PACIFIC CORPORATION


   By
     ---------------------------
            [Insert Title]